November 27, 1996



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

          RE:       Prudential Small Companies Fund, Inc.
               File No. 2-68723

Ladies and Gentlemen:

     On behalf of Prudential Small Companies Fund, Inc., enclosed for filing under the Investment Company Act of 1940 are:

     (l)  One copy of the Rule 24f-2 Notice; and

     (2)  Opinion of counsel

     The required fee has been wired to the Commission's designated lock box at Mellon Bank.

     If you have any questions relating to the foregoing, please call the undersigned at (212) 214-2189.



                                        Very truly yours,

                                        /s/ Robert A. Nisi
                                        Robert A. Nisi
                                        Assistant Secretary

RAN/rn
Enclosures